Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States 大成 Salans FMC SNR Denton McKenna Long dentons.com

February 4, 2021

Vislink Technologies, Inc.

Carleton M. Miller

101 Bilby Rd., Suite 15, Bldg. 2

Hackettstown, NJ 07840

Re: Vislink Technologies, Inc., Registered Director Offering

Ladies and Gentlemen:

We have acted as special counsel to Vislink Technologies, Inc., a Delaware corporation (the “Company”), and we have been asked to render this opinion in connection with a registration statement on Form S-3 (File No. 333-238013) (as amended or supplemented, the “Earlier Registration Statement”) and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”) relating to such Earlier Registration Statement (the “462(b) Registration Statement,” and together with the Earlier Registration Statement, the “Registration Statement”), which Registration Statement the Company filed with the Securities and Exchange Commission (the “Commission”) under the Act, and the prospectus supplement filed pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”), under which (i) 18,181,820 shares of the Company’s common stock (the “Shares”) par value $0.00001 per share, and (ii) common stock purchase warrants to purchase up to an aggregate of 9,090,910 shares of common stock (the “Warrants”), all of which are being purchased pursuant to a securities purchase agreement, dated as of February 4, 2021, by and between the Company and the purchasers identified on the signature page thereto (the “Purchase Agreement”). The Shares, the Warrants and the shares underlying the Warrants (the “Warrant Shares) are referred to herein collectively as the “Securities.”

We are delivering this opinion to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Registration Statement and all exhibits thereto; (b) the Certificate of Incorporation of the Company, as amended and as supplemented by the Certificate of Designations of designated Preferred Stock (the “Certificate of Incorporation”); (c) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”); (d) corporate proceedings of the Company relating to its proposed issuance of the Company Securities; (e) the Final Prospectus Supplement, (f) the Purchase Agreement and all schedules and exhibits thereto (g) the form of Warrant; and (h) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Vislink Technologies, Inc. February 4, 2021 Page 2	大成 Salans FMC SNR Denton McKenna Long dentons.com

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (ii) the Shares of common stock, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (iii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, such Warrants, when sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company, and (iv) the Warrant Shares issuable pursuant to each of the Warrants upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Warrants, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, laws of the State of New York and the federal law of the United States of America.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP